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                                                                     EXHIBIT 8.2


                                August 31, 1998




NationsBanc Asset Securities, Inc.
NationsBank Corporate Center
Charlotte, N.C.  28255

Ladies and Gentlemen:

         We have acted as your special tax counsel in connection with the registration statement filed with the Securities and Exchange Commission (the "Commission") on the date hereof, pursuant to the Securities Act of 1933, as amended (the "Act") (as amended, the "Registration Statement"). The Registration Statement covers Asset Backed Certificates ("Certificates") and Asset Backed Notes ("Notes" and, together with the Certificates, the "Securities") to be sold by NationsBanc Asset Securities, Inc. (the "Company") in one or more series (each, a "Series") of Securities. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates and a servicer or a master servicer to be identified in the Prospectus Supplement for such Series of Certificates. Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between the Company and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes. A form of Pooling and Servicing Agreement and a form of Indenture are included as Exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

         In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the form of the Pooling and Servicing Agreement and Indenture, each substantially in the form filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that each Pooling and Servicing Agreement and Indenture will be duly authorized by all necessary corporate action on the part of the parties thereto for such Series of Securities and will be duly executed and delivered by such parties substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Pooling and Servicing Agreement or


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NationsBanc Asset Securities, Inc.
August 31, 1998

Indenture filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

         As counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of the Securities. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Securities that appears under the headings "Summary of Prospectus--Tax Status of Securities" and "Federal Income Tax Consequences" in the Prospectus and under the headings "Summary--Federal Income Tax Consequences" and "Federal Income Tax Consequences" in the form of Prospectus Supplement. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but, with respect to those federal income tax consequences that are discussed, in our opinion, the descriptions are accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Prospectus and Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to this firm under the caption "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

         No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Securities under the laws of any state.

                                         Very truly yours,

                                         /s/   Hunton & Williams


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